UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 19, 2011

Forest City Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886
_________________ (State or other jurisdiction of incorporation)	_________________ (Commission File Number)	_________________ (I.R.S. Employer Identification No.)

Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio		44113
______________________________ (Address of principal executive offices)		______ (Zip Code)

Registrant’s telephone number, including area code:	216-621-6060

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2011, Forest City Enterprises, Inc. (the “Company”) issued and sold $350 million aggregate principal amount of its 4.25% Convertible Senior Notes due 2018 (the “Notes”) pursuant to a purchase agreement, dated July 13, 2011 (the “Purchase Agreement”), among the Company, Goldman, Sachs & Co., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC as representatives of themselves and the several purchasers named therein (collectively, the “Initial Purchasers”). The net proceeds from the offering, after deducting the Initial Purchaser’s discount, and the estimated offering expenses payable by the Company, were approximately $339.4 million.

The Company intends to use the net proceeds to reduce certain outstanding mortgage debt and notes payable, nonrecourse, to repay the outstanding balance of $46.9 million of its Puttable Equity-Linked Senior Notes on October 15, 2011, to reduce outstanding borrowings under its $450.0 million revolving credit facility and for general corporate purposes. Pending application of the net proceeds as described above, the Company intends to invest the remaining net proceeds in short-term, investment grade, interest bearing securities.

The purchase price paid by the Initial Purchasers for the Notes was 100% of the principal amount thereof.

The Notes and the Company’s Class A common stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. Shares of the Company’s Class A common stock issuable upon conversion of the Notes have been reserved for issuance by the Company and listed on the New York Stock Exchange.

The Notes are governed by an Indenture, dated July 19, 2011 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”). A copy of the Indenture and Form of Note is filed herewith as Exhibit 4.1.

The Notes mature on August 15, 2018 and bear interest at the rate of 4.25% per year on the principal amount of the Notes, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2012. The Company may not redeem the Notes prior to maturity.

Holders may convert their Notes at their option at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date in multiples of $1,000 principal amount. The initial conversion rate for the Notes is 46.1425 shares of the Company’s Class A common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $21.67 per share of the Company’s Class A common stock), subject to adjustment as set forth in the Indenture. Under certain circumstances described the in Indenture, the Company may terminate the conversion rights of the holders at any time. If the Company terminates the conversion rights of the holders, the holders may convert their Notes over a 20-day period following the mailing of a conversion termination notice. If the Company terminates the conversion rights at any time prior to August 15, 2014, the holders who convert their Notes will be entitled to a cash payment for accrued and unpaid interest plus a make-whole premium payment of the remaining scheduled interest payments through August 15, 2014 (excluding interest accrued to but not including the conversion date).

Subject to certain exceptions, upon a fundamental change (as such term is defined in the Indenture), holders may require the Company to repurchase all or any portion of their Notes for cash at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus any accrued and unpaid interest up to, but not including, the relevant repurchase date.

The foregoing description of the terms of the Purchase Agreement, Indenture and Notes is qualified in its entirety by reference to the full text of the Purchase Agreement, Indenture and Form of Note filed herewith as Exhibits 1.1 and 4.1, respectively, and incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Certain information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

The Notes will be senior unsecured obligations and will rank equally with all of the Company’s existing and future senior debt and senior to all of the Company’s subordinated debt, and will be structurally subordinated to the indebtedness and other liabilities of the Company’s subsidiaries (and trade creditors) and effectively subordinated to all of the Company’s existing and future secured debt to the extent of the collateral securing such debt.

The Notes are subject to acceleration upon the occurrence of an “event of default” as set forth in the Indenture, which consists generally of (1) default in any payment of interest on any Note when due if such default continues for a period of 30 days, (2) default in the payment of principal of or any other amount under any Note when due and payable, (3) failure to deliver shares of Class A common stock (or cash in lieu of fractional shares) upon a conversion of the Notes, (4) failure to comply with other covenants and agreements contained in the Indenture, subject in certain cases to notice thereof and the opportunity to cure such failures, (5) certain defaults under other debt obligations of the Company, and (6) certain events of bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Securities Act).

The foregoing description of the terms of the Indenture and the Notes is qualified in its entirety by reference to the full text of the Indenture and Form of Note filed as Exhibit 4.1 to this Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by Item 3.02 is contained in Item 1.01 and is incorporated herein by reference.

Item 8.01 Other Events.

On July 19, 2011, the Company issued a press release to announce the closing of its private offering of the Notes.

A copy of the press release is “furnished” as Exhibit 99.1 to this Current Report on Form 8-K. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.		Description

1.1	-

Purchase Agreement, dated July 13, 2011, among Forest City Enterprises, Inc., Goldman, Sachs & Co., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC as representatives of themselves and the several purchasers named therein.

4.1	-

Indenture, dated July 19, 2011, between Forest City Enterprises, Inc., as issuer, and The Bank of New York Mellon Company, N.A.,, as trustee, including as Exhibit A thereto, the Form of 4.25% Convertible Senior Note due 2018.

99.1	-	Press release dated July 19, 2011, announcing the closing of the Company’s private offering of Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.

By:	/s/ Robert G. O’Brien
Name:	Robert G. O’Brien
Title:	Executive Vice President and Chief Financial Officer

Date: July 19, 2011

EXHIBIT INDEX

Exhibit No.		Description

1.1	-

Purchase Agreement, dated July 13, 2011, among Forest City Enterprises, Inc., Goldman, Sachs & Co., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC as representatives of themselves and the several purchasers named therein.

4.1	-

Indenture, dated July 19, 2011, between Forest City Enterprises, Inc., as issuer, and The Bank of New York Mellon Company, N.A.,, as trustee, including as Exhibit A thereto, the Form of 4.25% Convertible Senior Note due 2018.

99.1	-	Press release dated July 19, 2011, announcing the closing of the Company’s private offering of Notes.